Exhibit 10.2

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT dated as of                     , (“Grant Date”), is between KENSEY NASH CORPORATION, a Delaware corporation (the “Company”), and the employee designated on the attached Notice of Grant of Stock Options of the Company (the “Participant”).

WHEREAS, the Company desires, by affording the Participant an opportunity to purchase shares of the Company’s Common Stock as hereinafter provided, to carry out the purposes of the Kensey Nash Corporation Employee Incentive Compensation Plan (the “Plan”); and

WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grants hereunder;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1.	Grant of Option, Option Price and Term.

(a) The Company hereby grants to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the “Option”) to purchase the number of shares designated on the attached Notice of Grant of Stock Options of the Common Stock of the Company (“Option Shares”) on the terms and conditions herein set forth.

(b) For each of the Option Shares purchased, the Participant shall pay to the Company                      dollars ($                    ) per share (the “Option Price”). Accordingly, the aggregate Option Price to exercise all of the Option is as specified on the attached Notice of Grant of Stock Options (“Aggregate Option Price”).

(c) The term of the Option shall be a period of ten (10) years from the Grant Date (the “Option Period”). During the Option Period, the Option shall be exercisable in accordance with the schedule on the attached Notice of Grant of Stock Options.

(d) The Option granted hereunder is designated as a nonqualified stock option.

(e) The Company shall not be required to issue any fractional Option Shares.

2.	Termination of Option. Subject to Paragraph 1(c):

(a) If a Participant has an involuntary (as to the Participant) Termination of Employment for reasons other than Cause, Disability or death, or if a Participant has a Termination of Employment which is a Retirement, the Option shall be cancelled ninety (90) days after such Termination of Employment or after the expiration of the remaining Option Period, whichever period is shorter.

(b) If the Termination of Employment is on account of the Disability or death of the Participant, the Option shall be cancelled one (1) year after the date of the occurrence of the Disability or death or after the expiration of the remaining Option Period, whichever period is shorter.

(c) If the Participant has a Termination of Employment for Cause or a voluntary Termination of Employment (other than Retirement), the Option shall automatically be cancelled simultaneously with the date of such Termination of Employment.

A Participant’s Termination of Employment due to death or Disability shall result in the Option becoming fully vested and exercisable. A Participant’s Termination of Employment for reasons other than death or Disability does not accelerate the percentage of Option Shares otherwise exercisable with respect to the Participant. Any portion of the Option which is not exercisable as of a Participant’s Termination of Employment (other than an Option which becomes fully exercisable upon Termination of Engagement due to death or Disability) is cancelled simultaneously with the date of such Termination of Employment.

3.     Exercise. The Option shall be exercisable during the Participant’s lifetime only by the Participant, and after the Participant’s death only by a Representative. The Option may only be exercised by the delivery to the Company of a properly completed written notice, in form satisfactory to the Committee, which notice shall specify the number of Option Shares to be purchased and the aggregate Option Price for such shares, together with payment in full of such aggregate Option Price. Payment shall only be made:

(a) in cash or by check;

(b) by the delivery to the Company of a valid and enforceable stock certificate (or certificates) representing shares of Common Stock already owned by the Participant for a period of at least six months prior to such payment, which is endorsed in blank or accompanied by an executed stock power (or powers) and guaranteed in a manner acceptable to the Committee;

(c) by authorizing the Company to retain shares of Common Stock already owned by the Participant for a period of at least six months prior to such payment, thereby reducing the number of shares of Common Stock to be issued and delivered to the Participant upon such exercise;

(d) in cash by a broker-dealer to whom the Participant has submitted an irrevocable notice of exercise; or

(e) in any combination of (a), (b), (c) or (d).

If any part of the payment of the Option Price is made in shares of Common Stock, such shares shall be valued by using their Fair Market Value as of their date of delivery.

The Option shall not be exercised unless there has been compliance with all the preceding provisions of this Paragraph 3, and, for all purposes of this Stock Option Agreement, the date of the exercise of the Option shall be the date upon which there is compliance with all such requirements.

4.    Payment of Withholding Taxes. If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, the Participant shall be required to pay such amount to the Company, as provided in the Plan.

5.    Requirements of Law; Registration and Transfer Requirements. The Company shall not be required to sell or issue any shares under the Option if the issuance of such shares shall constitute a violation of any provision of any law or regulation of any governmental authority. The Option and each and every obligation of the Company hereunder are subject to the requirement that the Option may not be exercised or performed, in whole or in part, unless and until the Option Shares are listed, registered or qualified, properly marked with a legend or other notation, or otherwise restricted, as is provided for in the Plan.

6.    Adjustments/Change in Control. In the event of a Change in Control or other corporate restructuring provided for in the Plan, the Participant shall have such rights, and the Committee shall take such actions, as are provided for in the Plan; provided however, that Section 11.1 of the Plan shall not apply to any Change in Control consisting, in whole or in part, of an acquisition at any time hereafter by the Ramius Group (as defined below) or any member thereof, of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of less than 50% of the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, further that in the event that the definition of Change in Control in the Plan is amended or modified (including, without limitation, to increase the percentage set forth in Section 11.2(a) of the Plan), such amended or modified definition of Change in Control shall apply for purposes of this Agreement.

The “Ramius Group” means Starboard Value and Opportunity Master Fund Ltd.; Ramius Capital Group, L.L.C.; Parche, LLC; RGC Starboard Advisors, LLC; C4S & CO., LLC; RCG Enterprise, Ltd; Peter A. Cohen; Morgan B. Stark; Jeffrey M. Solomon; Thomas W. Strauss; Ceasar Anquillare; Peter A. Feld; Jeffrey C. Smith and any other individual or entity constituting a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) with any of the foregoing in connection with the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any securities of the Company.

7.    Nontransferability. Except for transfers specifically authorized under the terms of the Plan, the Option and any interest in the Option may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution. Notwithstanding any other provision of this Stock Option Agreement, any such attempted sale, assignment, conveyance, gift, pledge, hypothecation or transfer shall be null and void and shall terminate the Option immediately.

8.    Plan. Notwithstanding any other provision of this Stock Option Agreement, the Option is granted pursuant to the Plan, as in effect on the date hereof, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no amendment to either the Plan or this Stock Option Agreement shall deprive the Participant, without the Participant’s consent, of the Option or of any of Participant’s rights under this Stock Option Agreement. The interpretation and construction by the Committee of the Plan, this Stock Option Agreement, the Option, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Participant. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then current form, to the Participant or any other person or entity then entitled to exercise the Option.

The Participant hereby acknowledges receipt of a copy of the Plan.

9.    No Stockholder Rights. Until the Option shall have been duly exercised to purchase such Option Shares and such shares have been officially recorded as issued on the Company’s official stockholder records, no person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares, and adjustments for dividends or otherwise shall be made only if the record date therefor is subsequent to the date such shares are recorded and after the date of exercise and without duplication of any adjustment.

10.    No Employment Rights. No provision of this Stock Option Agreement or of the Option granted hereunder shall give the Participant any right to continue in the employ of the Company or any of its Affiliates, create any inference as to the length of employment of the Participant, affect the right of the Company or its Affiliates to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any of its Affiliates.

11.    No Disclosure Rights. The Company shall have no duty or obligation to affirmatively disclose to the Participant or a Representative, and the Participant or Representative shall have no right to be advised of, any material information regarding the Company or an Affiliate at any time prior to, upon or in connection with the exercise of an Option or the Company’s acquisition of Common Stock in accordance with the terms of this Stock Option Agreement.

12.    Investment Representation and Agreement. The Committee may require the Participant to furnish to the Company, prior to the issuance of any shares of Common Stock upon the exercise of all or any part of the Option, an agreement (in such form as such Committee may specify) in which the Participant represents that the shares of Common Stock acquired by him upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.

13.    Governing Law. This Stock Option Agreement and the Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (other than its laws respecting choice of law).

14.    Entire Agreement. This Stock Option Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

15.    Definitions. Wherever initial capitalization of a term is used in this Stock Option Agreement, it shall have the same meaning as that given to it by the Plan, except to the extent such meaning should conflict with any meaning afforded to such term in this Stock Option Agreement.

16.    Amendment. Any amendment to this Stock Option Agreement shall be in writing and signed on behalf of the Company.

17.    Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

18.    Counterparts. This Stock Option Agreement may be signed in two (2) counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

19.    Notices. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Secretary of the Company, 735 Pennsylvania Drive, Exton, Pennsylvania 19341, or the Participant at his address as shown on the Company’s payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

20.    Headings. The headings contained in this Stock Option Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Stock Option Agreement.

21.    Severability. If any provision of this Stock Option Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Stock Option Agreement shall be construed as if such invalid or unenforceable provision were omitted.

22.    Successors and Assigns. This Stock Option Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Participant or a Representative, and all rights granted to the Company hereunder, shall be binding upon the Participant’s or the Representative’s heirs, legal representatives and successors.

23.    Conditional Grant. The Option is granted upon the condition that, and the Option Shares hereunder shall be forfeited unless, each and any person who is a spouse of the Participant at any time on or after the Grant Date (including any person who becomes a spouse after the Grant Date) executes a Consent of Spouse form provided by the Committee, unless the Committee shall waive either such condition.

IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be duly executed by an officer thereunto duly authorized.

KENSEY NASH CORPORATION

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